UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

Southwall Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15930	94-2551470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way
Palo Alto, California 94303
(Address of principal executive offices)

(650) 962-9111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2006, Southwall Technologies Inc. (the “Registrant”) announced that R. Eugene Goodson was named as the Registrant’s chief executive officer and president, effective November 1, 2006. George Boyadjieff, who is acting as interim chief executive officer, will continue to serve in that role until November 1st.

Dr. Goodson, age 71, joined Southwall’s board of directors in April 2006. Dr. Goodson was the Chief Executive Officer and President of Williams Controls Inc., a manufacturer of electronic throttle controls, from July 2002 until October 2004, and has been the Chairman of the Board of Williams Controls since October 2004. From 1990 to 1997, Dr. Goodson was Chairman and Chief Executive Officer of Oshkosh Truck Corporation, a developer and producer of heavy-duty on and off road trucks. After retiring from Oshkosh in 1998, Dr. Goodson became an Adjunct Professor at the University of Michigan Business School, teaching operations management. He was a director of the Executive Officer Association of American Industrial Partners, a private equity firm, from 1998 to 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWALL TECHNOLOGIES INC.

By:	/s/ George Boyadjieff
George Boyadjieff
Chief Executive Officer

Date: September 8, 2006